EXHIBIT 32.1

 CERTIFICATIONS OF CO-PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 16, 2012

By: /s/ Steven Schneider
           Steven Schneider
           Co-Chief Executive Officer
           (Co-Principal Executive Officer)

By: /s/ Alex Wang
           Alex Wang
           Co-Chief Executive Officer
           (Co-Principal Executive Officer)

By: /s/ Benjamin Zhu
           Benjamin Zhu
           Chief Financial Officer
            (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to ZAP and will be retained by ZAP and furnished to the Securities and Exchange Commission or its staff upon request.